Exhibit 99.1

Allegro MicroSystems Reports Second Quarter 2025 Results

– Sales Increased 12% Sequentially to $187 Million –

Manchester, NH, October 31, 2024 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq: ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its second quarter ended September 27, 2024.

“We delivered results in-line with our commitments. Second quarter sales were $187 million, with sequential growth in both Automotive and Industrial and Other end markets. Non-GAAP EPS was $0.08, at the high end of our outlook,” said Vineet Nargolwala, President and CEO of Allegro. “We are encouraged by the continued demand for our differentiated solutions and the progress made by our customers and partners to rebalance their inventories. We continue to invest for growth to extend our market leadership. The accelerating pace of our new product introductions, as evidenced by our latest product releases, sets the stage for significant growth momentum in the near future.”

Second Quarter Financial Highlights:

In thousands, except per share data	Three-Month Period Ended			Six-Month Period Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Sales
Automotive	$141,893	$131,184	$197,321	$273,077	$382,751
Industrial and other	45,498	35,735	78,188	81,233	171,051
Total net sales	$187,391	$166,919	$275,509	$354,310	$553,802
GAAP Financial Measures
Gross margin %	45.7%	44.8%	57.9%	45.3%	57.3%
Operating margin %	2.2%	(6.4)%	26.5%	(1.9)%	25.9%
Diluted EPS	$(0.18)	$(0.09)	$0.34	$(0.27)	$0.65
Non-GAAP Financial Measures
Gross margin %	48.8%	48.8%	58.3%	48.8%	58.1%
Operating margin %	11.7%	6.0%	31.3%	9.0%	31.0%
Diluted EPS	$0.08	$0.03	$0.40	$0.11	$0.79

Business Outlook

For the third quarter of fiscal year 2025 ending December 27, 2024, the Company expects net sales to be in the range of $170 million to $180 million. This outlook comprehends continued progress toward vehicle electrification and ongoing inventory rebalancing as reflected in the latest third-party estimates, as well as typical December quarter seasonality. The Company also estimates the following results on a non-GAAP basis:

•
Gross Margin is expected to be between 49% and 51%,
•
The Company made a voluntary $25 million payment on its term loan facility on October 31, 2024 and now expects Interest Expense to be approximately $6 million, and
•
Diluted Earnings per Share are expected to be between $0.04 and $0.08.

Allegro has not provided a reconciliation of its third fiscal quarter outlook for non-GAAP Gross Margin, non-GAAP Interest Expense, and non-GAAP Diluted Earnings per Share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking U.S. generally accepted accounting principles (“GAAP”) measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast

A webcast will be held on Thursday, October 31, 2024 at 8:30 a.m., Eastern Time. Vineet Nargolwala, President and Chief Executive Officer, and Derek P. D’Antilio, Executive Vice President and Chief Financial Officer, will discuss Allegro’s business and financial results.

The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 90 days.

About Allegro MicroSystems

Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and clean energy applications.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, contained in this press release including statements regarding our future results of operations and financial position, business strategy, prospective products and the plans and objectives of management for future operations, including, among others, statements regarding the liquidity, growth and profitability strategies and factors affecting our business are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “exploring,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “would,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. No forward-looking statement is a guarantee of future results, performance or achievements, and one should avoid placing undue reliance on such statements.

Forward-looking statements are based on our management’s current expectations, beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended March 29, 2024, as any such factors may be updated from time to time in our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties include, but are not limited to: downturns or volatility in general economic conditions; our ability to compete effectively, expand our market share and increase our net sales and profitability; our reliance on a limited number of third-party semiconductor wafer fabrication facilities and suppliers of other materials; any failure to adjust purchase commitments and inventory management based on changing market conditions or customer demand; shifts in our product mix, customer mix or channel mix, which could negatively impact our gross margin; the cyclical nature of the semiconductor industry, including the analog segment in which we compete; any downturn or disruption in the automotive market or industry; our ability to successfully integrate the acquisition of other companies or technologies and products into our business; our ability to compensate for decreases in average selling prices of our products and increases in input costs; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to accurately predict our quarterly net sales and operating results and meet the expectations of investors; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; events beyond our control impacting us, our key suppliers or our manufacturing partners; our ability to develop new product features or new products in a timely and cost-effective manner; our ability to manage growth; any slowdown in the growth of our end markets; the loss of one or more significant customers; our ability to meet customers’ quality requirements; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of export restrictions and tariffs; our exposures to warranty claims, product liability claims and product recalls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; risks, liabilities, costs and obligations related to governmental regulations and other legal obligations, including export/trade control, privacy, data protection, information security, cybersecurity, consumer protection, environmental and occupational health and safety, antitrust, anti-corruption and anti-bribery, product safety, environmental protection, employment matters and tax; the volatility of currency exchange rates; our ability to raise capital to support our growth strategy; our indebtedness may limit our flexibility to operate our business; our ability to effectively manage our growth and to retain key and highly skilled personnel; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems or confidential information or those of our third-party service providers; our principal stockholders has substantial control over us; anti-takeover provisions in our organizational documents and under the General Corporation Law of the State of Delaware; any failure to design, implement or maintain effective internal control over financial reporting; changes in tax rates or the adoption of new tax legislation; the negative impacts of sustained inflation on our business; the physical, transition and litigation risks presented by climate change; and other events beyond our control. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

You should read this press release and the documents that we reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. All forward-looking statements speak only as of the date of this press release, and except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

This press release includes certain non-GAAP financial measures as defined by the SEC rules. These non-GAAP financial measures are provided in addition to, and not as a substitute for or superior to measures of, financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the presented non-GAAP financial measures as tools for comparison.

This press release may not be reproduced, forwarded to any person or published, in whole or in part.

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three-Month Period Ended		Six-Month Period Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net sales	$187,391	$275,509	$354,310	$553,802
Cost of goods sold	101,729	116,006	193,877	236,349
Gross profit	85,662	159,503	160,433	317,453
Operating expenses:
Research and development	43,510	43,428	88,714	86,403
Selling, general and administrative	38,085	43,160	78,282	87,389
Total operating expenses	81,595	86,588	166,996	173,792
Operating income (loss)	4,067	72,915	(6,563)	143,661
Interest and other (expense) income	(12,398)	156	(18,341)	(2,486)
Loss on change in fair value of forward repurchase contract	(34,752)	—	(34,752)	—
(Loss) income before income taxes	(43,083)	73,071	(59,656)	141,175
Income tax (benefit) provision	(9,470)	7,400	(8,430)	14,615
Net (loss) income	(33,613)	65,671	(51,226)	126,560
Net income attributable to non-controlling interests	62	54	124	93
Net (loss) income attributable to Allegro MicroSystems, Inc.	$(33,675)	$65,617	$(51,350)	$126,467
Net (loss) income per common share attributable to Allegro MicroSystems, Inc.:
Basic	$(0.18)	$0.34	$(0.27)	$0.66
Diluted	$(0.18)	$0.34	$(0.27)	$0.65
Weighted average shares outstanding:
Basic	189,182,850	192,431,094	191,324,281	192,214,210
Diluted	189,182,850	195,100,855	191,324,281	195,055,495

Supplemental Schedule of Total Net Sales

The following table summarizes total net sales by market within the Company’s unaudited condensed consolidated statements of operations:

	Three-Month Period Ended		Change		Six-Month Period Ended		Change
	September 27, 2024	September 29, 2023	Amount	%	September 27, 2024	September 29, 2023	Amount	%
	(Dollars in thousands)				(Dollars in thousands)
Automotive	$141,893	$197,321	$(55,428)	(28)%	$273,077	$382,751	$(109,674)	(29)%
Industrial and other	45,498	78,188	(32,690)	(42)%	81,233	171,051	(89,818)	(53)%
Total net sales	$187,391	$275,509	$(88,118)	(32)%	$354,310	$553,802	$(199,492)	(36)%

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 27,	March 29,
	2024 (Unaudited)	2024
Assets
Current assets:
Cash and cash equivalents	$188,751	$212,143
Restricted cash	10,287	10,018
Trade accounts receivable, net	76,985	118,508
Inventories	176,648	162,302
Prepaid income taxes	38,636	31,908
Prepaid expenses and other current assets	32,253	33,584
Current portion of related party notes receivable	—	3,750
Total current assets	523,560	572,213
Property, plant and equipment, net	325,051	321,175
Deferred income tax assets	61,839	54,496
Goodwill	203,151	202,425
Intangible assets, net	266,753	276,854
Related party notes receivable, less current portion	—	4,688
Equity investment in related party	30,186	26,727
Other assets	81,577	72,025
Total assets	$1,492,117	$1,530,603
Liabilities, Non-Controlling Interests and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$50,245	$35,964
Amounts due to related party	5,546	1,626
Accrued expenses and other current liabilities	62,742	76,389
Current portion of long-term debt	5,475	3,929
Total current liabilities	124,008	117,908
Long-term debt	396,056	249,611
Other long-term liabilities	33,345	31,368
Total liabilities	553,409	398,887
Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	1,840	1,932
Additional paid-in capital	993,988	694,332
(Accumulated deficit) retained earnings	(31,931)	463,012
Accumulated other comprehensive loss	(26,583)	(28,841)
Equity attributable to Allegro MicroSystems, Inc.	937,314	1,130,435
Non-controlling interests	1,394	1,281
Total stockholders’ equity	938,708	1,131,716
Total liabilities, non-controlling interests and stockholders’ equity	$1,492,117	$1,530,603

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three-Month Period Ended		Six-Month Period Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Cash flows from operating activities:
Net (loss) income	$(33,613)	$65,671	$(51,226)	$126,560
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	15,997	15,080	32,455	29,353
Amortization of deferred financing costs	306	73	1,087	107
Deferred income taxes	(2,796)	(9,772)	(7,795)	(18,134)
Stock-based compensation	11,545	10,877	21,663	21,919
Loss on change in fair value of forward repurchase contract	34,752	—	34,752	—
Provisions for inventory and expected credit losses	2,111	4,239	4,488	9,422
Change in fair value of marketable securities	—	(72)	—	3,579
Other non-cash reconciling items	6,563	43	6,577	43
Changes in operating assets and liabilities:
Trade accounts receivable	(13,717)	2,676	41,417	(7,645)
Inventories	(2,845)	(3,274)	(18,831)	(31,221)
Prepaid expenses and other assets	(14,093)	(6,253)	(15,808)	(16,453)
Trade accounts payable	13,470	(15,736)	13,670	2,695
Due to and from related parties	695	(3,990)	4,132	6,112
Accrued expenses and other current and long-term liabilities	(2,828)	(12,832)	(16,838)	(29,944)
Net cash provided by operating activities	15,547	46,730	49,743	96,393
Cash flows from investing activities:
Purchases of property, plant and equipment	(9,972)	(31,191)	(20,949)	(76,101)
Sales of marketable securities	—	6,204	—	16,175
Net cash used in investing activities	(9,972)	(24,987)	(20,949)	(59,926)
Cash flows from financing activities:
Loan made to affiliate	—	(4,000)	—	(4,000)
Net proceeds from Refinanced 2023 Term Loan Facility	193,483	—	193,483	—
Payment of borrowings under 2023 Term Loan Facility	—	—	(50,000)	—
Finance lease payments	(240)	—	(385)	—
Receipts on related party notes receivable	937	937	1,875	1,875
Payments for taxes related to net share settlement of equity awards	(1,126)	(1,669)	(12,297)	(14,091)
Proceeds from issuance of common stock under employee stock purchase plan	1,987	—	1,987	1,899
Repurchases of common stock	(853,805)	—	(853,805)	—
Net proceeds from issuance of common stock	665,850	—	665,850	—
Payment of debt issuance costs	—	—	—	(1,450)
Net cash provided by (used in) financing activities	7,086	(4,732)	(53,292)	(15,767)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	2,200	(901)	1,375	(974)
Net increase (decrease) in cash and cash equivalents and restricted cash	14,861	16,110	(23,123)	19,726
Cash and cash equivalents and restricted cash at beginning of period	184,177	362,321	222,161	358,705
Cash and cash equivalents and restricted cash at end of period:	$199,038	$378,431	$199,038	$378,431

Non-GAAP Financial Measures

In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures, defined as non-GAAP Financial Measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP Profit before Tax, non-GAAP Income Tax Provision, non-GAAP Effective Tax Rate, non-GAAP Net Income Attributable to Allegro MicroSystems, Inc, non-GAAP Basic and Diluted Earnings per Share, non-GAAP Free Cash Flow, and non-GAAP Free Cash Flow as percentage of net sales (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Income Tax Provision, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Income Tax Provision across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP Financial Measures, such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges, such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. These Non-GAAP Financial Measures exclude costs related to acquisition and related integration expenses, amortization of acquired intangible assets, stock-based compensation, restructuring actions, related party activities and other non-operational costs.

Non-GAAP Income Tax Provision

In calculating non-GAAP Income Tax Provision, we have added back the following to GAAP Income Tax Provision:

•
Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit before Tax described below and elimination of discrete tax adjustments.

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three-Month Period Ended			Six-Month Period Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
	(Dollars in thousands)			(Dollars in thousands)
GAAP Gross Profit	$85,662	$74,771	$159,503	$160,433	$317,453
GAAP Gross Margin (% of net sales)	45.7%	44.8%	57.9%	45.3%	57.3%

Non-GAAP adjustments
Transaction-related costs	10	(1)	—	9	—
Purchased intangible amortization	4,875	4,875	273	9,750	675
Restructuring costs	16	1,200	—	1,216	—
Stock-based compensation	817	561	946	1,378	3,552
Total Non-GAAP Adjustments	$5,718	$6,635	$1,219	$12,353	$4,227

Non-GAAP Gross Profit	$91,380	$81,406	$160,722	$172,786	$321,680
Non-GAAP Gross Margin (% of net sales)	48.8%	48.8%	58.3%	48.8%	58.1%

Reconciliation of Non-GAAP Operating Expenses

	Three-Month Period Ended			Six-Month Period Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
	(Dollars in thousands)			(Dollars in thousands)
GAAP Operating Expenses	$81,595	$85,401	$86,588	$166,996	$173,792

Research and Development Expenses
GAAP Research and Development Expenses	43,510	45,204	43,428	88,714	86,403
Non-GAAP adjustments
Transaction-related costs	206	1,029	2	1,235	9
Restructuring costs	260	169	—	429	—
Stock-based compensation	3,523	3,735	3,602	7,258	6,470
Other costs(1)	3	—	—	3	—
Non-GAAP Research and Development Expenses	39,518	40,271	39,824	79,789	79,924

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	38,085	40,197	43,160	78,282	87,389
Non-GAAP adjustments
Transaction-related costs	275	814	1,804	1,089	4,876
Purchased intangible amortization	535	535	357	1,070	715
Restructuring costs	2,046	1,045	—	3,091	—
Stock-based compensation	7,205	5,822	6,329	13,027	11,897
Other costs(1)	(1,820)	811	100	(1,009)	100
Non-GAAP Selling, General and Administrative Expenses	29,844	31,170	34,570	61,014	69,801

Total Non-GAAP Adjustments	12,233	13,960	12,194	26,193	24,067

Non-GAAP Operating Expenses	$69,362	$71,441	$74,394	$140,803	$149,725

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure, such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions.

Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Margin

	Three-Month Period Ended			Six-Month Period Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
	(Dollars in thousands)			(Dollars in thousands)
GAAP Operating Income (Loss)	$4,067	$(10,630)	$72,915	$(6,563)	$143,661
GAAP Operating Margin (% of net sales)	2.2%	(6.4)%	26.5%	(1.9)%	25.9%

Transaction-related costs	491	1,842	1,806	2,333	4,885
Purchased intangible amortization	5,410	5,410	630	10,820	1,390
Restructuring costs	2,322	2,414	—	4,736	—
Stock-based compensation	11,545	10,118	10,877	21,663	21,919
Other costs(1)	(1,817)	811	100	(1,006)	100
Total Non-GAAP Adjustments	$17,951	$20,595	$13,413	$38,546	$28,294

Non-GAAP Operating Income	$22,018	$9,965	$86,328	$31,983	$171,955
Non-GAAP Operating Margin (% of net sales)	11.7%	6.0%	31.3%	9.0%	31.0%

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions.

Reconciliation of EBITDA and Adjusted EBITDA

	Three-Month Period Ended			Six-Month Period Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
	(Dollars in thousands)			(Dollars in thousands)
GAAP Net (Loss) Income	$(33,613)	$(17,613)	$65,671	$(51,226)	$126,560
GAAP Net (Loss) Income Margin (% of net sales)	(17.9)%	(10.6)%	23.8%	(14.5)%	22.9%

Interest expense	10,353	5,377	758	15,730	1,527
Interest income	(420)	(494)	(850)	(914)	(1,693)
Income tax (benefit) provision	(9,470)	1,040	7,400	(8,430)	14,615
Depreciation & amortization	15,997	16,458	15,145	32,455	29,418
EBITDA	$(17,153)	$4,768	$88,124	$(12,385)	$170,427

Transaction-related costs	3,295	1,842	1,806	5,137	4,885
Restructuring costs	2,067	2,414	—	4,481	—
Stock-based compensation	11,545	10,118	10,877	21,663	21,919
Loss on change in fair value of forward repurchase contract	34,752	—	—	34,752	—
Other costs(1)	(2,195)	2,807	1,301	612	5,890
Adjusted EBITDA	$32,311	$21,949	$102,108	$54,260	$203,121
Adjusted EBITDA Margin (% of net sales)	17.2%	13.1%	37.1%	15.3%	36.7%

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions and income (loss) in earnings of equity investments.

Reconciliation of Non-GAAP Profit before Tax

	Three-Month Period Ended			Six-Month Period Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
	(Dollars in thousands)			(Dollars in thousands)
GAAP (Loss) Income before Income Taxes	$(43,083)	$(16,573)	$73,071	$(59,656)	$141,175

Transaction-related costs	3,295	1,842	1,806	5,137	4,885
Transaction-related interest	141	709	—	850	—
Purchased intangible amortization	5,410	5,410	630	10,820	1,390
Restructuring costs	2,067	2,414	—	4,481	—
Stock-based compensation	11,545	10,118	10,877	21,663	21,919
Loss on change in fair value of forward repurchase contract	34,752	—	—	34,752	—
Other costs(1)	1,428	2,807	1,301	4,235	5,890
Total Non-GAAP Adjustments	$58,638	$23,300	$14,614	$81,938	$34,084

Non-GAAP Profit before Tax	$15,555	$6,727	$87,685	$22,282	$175,259

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions and income (loss) in earnings of equity investments.

Reconciliation of Non-GAAP Income Tax Provision and Non-GAAP Effective Tax Rate

	Three-Month Period Ended			Six-Month Period Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
	(Dollars in thousands)			(Dollars in thousands)
GAAP Income Tax (Benefit) Provision	$(9,470)	$1,040	$7,400	$(8,430)	$14,615
GAAP effective tax rate	22.0%	(6.3)%	10.1%	14.1%	10.4%

Tax effect of adjustments to GAAP results	10,071	(395)	2,554	9,676	6,380

Non-GAAP Income Tax Provision	$601	$645	$9,954	$1,246	$20,995
Non-GAAP effective tax rate	3.9%	9.6%	11.4%	5.6%	12.0%

Reconciliation of Non-GAAP Net Income Attributable to Allegro MicroSystems, Inc. and Non-GAAP Earnings per Share

	Three-Month Period Ended			Six-Month Period Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
	(Dollars in thousands)			(Dollars in thousands)
GAAP Net (Loss) Income Attributable to Allegro MicroSystems, Inc.(1)	$(33,675)	$(17,675)	$65,617	$(51,350)	$126,467
GAAP Basic weighted average common shares	189,182,850	193,465,708	192,431,094	191,324,281	192,214,210
GAAP Diluted weighted average common shares	189,182,850	193,465,708	195,100,855	191,324,281	195,055,495
GAAP Basic (Loss) Earnings per Share	$(0.18)	$(0.09)	$0.34	$(0.27)	$0.66
GAAP Diluted (Loss) Earnings per Share	$(0.18)	$(0.09)	$0.34	$(0.27)	$0.65

Transaction-related costs	3,295	1,842	1,806	5,137	4,885
Transaction-related interest	141	709	—	850	—
Purchased intangible amortization	5,410	5,410	630	10,820	1,390
Restructuring costs	2,067	2,414	—	4,481	—
Stock-based compensation	11,545	10,118	10,877	21,663	21,919
Loss on change in fair value of forward repurchase contract	34,752	—	—	34,752	—
Other costs(2)	1,428	2,807	1,301	4,235	5,890
Total Non-GAAP Adjustments	58,638	23,300	14,614	81,938	34,084
Tax effect of adjustments to GAAP results(3)	(10,071)	395	(2,554)	(9,676)	(6,380)
Non-GAAP Net Income Attributable to Allegro MicroSystems, Inc.	$14,892	$6,020	$77,677	$20,912	$154,171
Basic weighted average common shares	189,182,850	193,465,708	192,431,094	191,324,281	192,214,210
Diluted weighted average common shares	189,710,595	194,705,716	195,100,855	192,154,185	195,055,495
Non-GAAP Basic Earnings per Share	$0.08	$0.03	$0.40	$0.11	$0.80
Non-GAAP Diluted Earnings per Share	$0.08	$0.03	$0.40	$0.11	$0.79

(1) GAAP Net (Loss) Income Attributable to Allegro MicroSystems, Inc. represents GAAP Net (Loss) Income adjusted for Net Income Attributable to non-controlling interests.

(2) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure, such as project evaluation costs, which consists of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions, income (loss) in earnings of equity investments, and unrealized losses (gains) on investments.

(3) To calculate the tax effect of adjustments to GAAP results, the Company considers each Non-GAAP adjustment by tax jurisdiction and reverses all discrete items to calculate an annual Non-GAAP effective tax rate (“NG ETR”). This NG ETR is then applied to Non-GAAP Profit Before Tax to arrive at the tax effect of adjustments to GAAP results.

Reconciliation of Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow as Percentage of Net Sales

	Three-Month Period Ended			Six-Month Period Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
	(Dollars in thousands)			(Dollars in thousands)
GAAP Operating Cash Flow	$15,547	$34,196	$46,730	$49,743	$96,393
GAAP Operating Cash Flow (% of net sales)	8.3%	20.5%	17.0%	14.0%	17.4%
Non-GAAP adjustments
Purchases of property, plant and equipment	(9,972)	(10,977)	(31,191)	(20,949)	(76,101)

Non-GAAP Free Cash Flow	$5,575	$23,219	$15,539	$28,794	$20,292
Non-GAAP Free Cash Flow (% of net sales)	3.0%	13.9%	5.6%	8.1%	3.7%

Investor Contact:

Jalene Hoover

VP of Investor Relations & Corporate Communications

+1 (512) 751-6526

jhoover@allegromicro.com